Amendment to FY [__] Restricted Stock Unit Award Agreement (United States) This Amendment to the FY [___] Restricted Stock Unit Award Agreement described herein (this “Amendment”) is made as of [_____] by and between Four Corners Property Trust, Inc., a Maryland corporation (the “Company”), and ________________ (the “Grantee”), an individual who holds a grant of restricted stock units granted under the Company’s 2015 Omnibus Incentive Plan, as amended (the “Plan”). WHEREAS, the Grantee holds a grant of _________________ restricted stock units (the “Restricted Stock Units”) evidenced by a FY [____] Restricted Stock Unit Award Agreement by and between the Company and the Grantee (the “RSU Agreement”) dated __________ __, ____. WHEREAS, the Company and the Grantee have determined that it is desirable and in their best interests to amend the RSU Agreement to change certain provisions relating to dividends on such Restricted Stock Units. NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreement set forth in this Amendment, the parties agree as follows: 1. Section 1(b) of the RSU Agreement is hereby deleted in its entirety and replaced with the following: “The Company hereby grants to you an award of Dividend Equivalent Rights with respect to each RSU granted pursuant to this Agreement for all dividends and distributions in cash, Stock or other property which are paid to all or substantially all holders of the outstanding shares of Stock and that have a record date between the Grant Date and the date when the RSU is distributed or paid to you or is forfeited or expires. The Dividend Equivalent Rights award for each RSU shall be equal to the amount of cash and the Fair Market Value of Stock or other property which is paid as a dividend or distribution on one share of Stock. All such Dividend Equivalent Rights shall be credited to you and shall be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend or distribution based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalent Rights granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.” 2. Except as expressly provided herein, the terms and conditions of the RSU Agreement shall remain in full force and effect and shall be binding on the parties hereto. [signature page follows] US-DOCS\111380335.1

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, as of the day and year first above written. GRANTEE FOUR CORNERS PROPERTY TRUST, INC. _______________________________ By: ________________________________ Its: ________________________________ US-DOCS\111380335.1